UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
(Date of earliest event reported): October 31, 2008

LIME ENERGY CO.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337

(State or other jurisdiction of incorporation)	(Commission File #)	(IRS Employer Identification No.)
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On October 31, 2008, Lime Energy Co. (the “Company” or “Lime”), through its wholly owned subsidiary, Applied Energy Management, Inc. (“AEM”), entered into a $2,115,775 Promissory Note (the “Note”) with Wachovia Bank, National Association (“Wachovia”). The Note is secured by a certificate of deposit pledged by one of the former stockholders of AEM, bears interest at the Prime rate (4.00% as of October 31, 2008), and matures on October 31, 2009. The Note replaces a note with Wachovia for a similar amount that matured on October 31, 2008.
The description of the Note is not intended to be complete and is qualified in its entirety by the complete text of the Note, which is attached as exhibit 10.1 to this report and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
On October 31, 2008, the Company retired a maturing $2,228,775 Promissory Note to Wachovia. The Company borrowed on its line of credit to fund the retirement of the Wachovia note.
Item 9.01 Financial Statements and Exhibits.
(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits
10.1	Promissory Note dated October 31, 2008 of Applied Energy Management, Inc. to Wachovia Bank, National Association.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.
Dated: November 5, 2008	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note dated October 31, 2008 of Applied Energy Management, Inc. to Wachovia Bank, National Association.